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                                                                      Exhibit 16


                                     [LOGO]
                                    ANDERSEN



Office of the Chief Accountant                      Arthur Andersen LLP
Securities and Exchange Commission                  9020 Towers Crescent Drive
450 Fifth Street, N.W.                              Vienna VA 22162-6220
Washington, D.C. 20549                              Tel 703 962 2100
                                                    www.andersen.com


June 3, 2002

Dear Sir/Madam:

We have read Item 4(a) of the current report on Form 8-K of Federal Realty Investment Trust for the event which occurred on June 3, 2002 to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


ARTHUR ANDERSEN LLP

Copy to: Mr. Larry E. Finger, Federal Realty Investment Trust